                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

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    6(e)(2))
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                            Multi-Color Corporation
    -----------------------------------------------------------------------
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    -----------------------------------------------------------------------
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
                            MULTI-COLOR CORPORATION
                    Notice of Annual Meeting of Shareholders
                           To be Held August 14, 1997

Dear Shareholder:

         We are pleased to invite you to attend our Annual Shareholders' Meeting to be held at the offices of Multi-Color Corporation, 205 West Fourth Street, Cincinnati, Ohio on Thursday, August 14, 1997, noon, Eastern time.

         The purposes of this Annual Meeting are:

         (1)      To elect six directors to serve for the next year;
         (2)      To vote on the adoption of a Stock Option Plan;
         (3) To ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for fiscal year 1998; and
         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Following the business portion of the meeting, I will briefly review our operations. The Company's directors and executive officers will also be available at such time to respond to your inquiries and to discuss the Company with you.

                                        Yours truly,

                                        John C. Court
                                        President and Chief Executive Officer

Dated:  July 3, 1997

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OR REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            MULTI-COLOR CORPORATION
                             205 West Fourth Street
                            Cincinnati, Ohio  45202

                            Telephone (513) 381-1480

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                                August 14, 1997

                                  INTRODUCTION

         The Board of Directors of Multi-Color Corporation ("Multi-Color" or the "Company") is requesting your Proxy for the Annual Meeting of Shareholders on August 14, 1997 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying Proxy Card is July 3, 1997.

                            VOTING AT ANNUAL MEETING

General
-------

         Shareholders may vote in person or by proxy at the meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely "FOR" Items 2 and 3 and "FOR" the nominees for director named herein. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the meeting.

         As of June 16, 1997, the record date for determining shareholders entitled to notice of and to vote at the meeting, Multi-Color had 2,277,679 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on June 16, 1997, will be entitled to vote at the meeting.

Principal Shareholders
----------------------

         The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of June 16, 1997:

                                                  Amount and Nature of                                Percent
Name of Beneficial Owner                          Beneficial Ownership                               of Class
------------------------                          --------------------                               --------
John C. Court                                      577,433(1)(2)(3)(4)                                 24.0%

Burton D. Morgan                                   383,947(3)                                          16.8%

John D. Littlehale                                 190,306(1)(2)(3)(4)                                  8.3%

Label Venture Group LLC                            531,000(5)                                          18.9%

Dimensional Fund Advisors Inc.                     139,800(6)                                           6.2%

         The business address of Label Venture Group LLC is 650 Madison Avenue, 21st Floor, New York, New York 10022. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The business address of all other persons is 205 West Fourth Street, Cincinnati, Ohio 45202.

(1) Does not include 5,602 shares owned by the Multi-Color Stock Purchase Plan of which John C. Court and John D. Littlehale are trustees.

(2) Does not include 30,107 shares held by Multi-Color Salaried Employees Profit Sharing/401(k) Retirement Savings Plan of which John C. Court and John D. Littlehale are trustees.

(3) Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan - 7,000 shares, Mr. Court - 128,500 shares and Mr. Littlehale - 40,800 shares.

(4) Included in the amount of Common Stock beneficially owned are the following shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock: Mr. Court - 39,730 shares and Mr. Littlehale - 13,240 shares.

(5) Includes 525,000 shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock. Louis M. Perlman, a Director of the Company, is a co-manager of Label Venture Group LLC and owns an 18.9% equity interest in such limited liability company.

(6) All shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

Approval of 1997 Stock Option Plan
----------------------------------

         The Board recommends the approval of the 1997 Stock Option Plan under which 250,000 common shares would be reserved for issuance. The Plan was adopted by the Board on April 17, 1997, subject to Shareholder approval. The following is a summary of the Plan which appears in its entirety as Exhibit A to this Proxy Statement.

         The Plan provides that all options are to be granted with exercise prices of not less than 95% of market value on the date of grant. The closing price reported for the Company's Common Stock on June 16, 1997 was $7.125. Options may be granted for varying periods of up to ten years. Options may be granted either as Incentive Stock Options designed to provide certain tax benefits under the Internal Revenue Code or as Non-Qualified Options without such benefits. However, persons who beneficially own 10% or more of the Company's outstanding Common Stock may not be granted incentive options for terms exceeding five years and their exercise prices must be at least 110% of market value at the time of grant.

         The right to exercise options vests according to a schedule determined at the time of grant which generally is at the rate of 25% per year commencing on the first anniversary of the date of grant, with this right to exercise cumulative to the extent not utilized in prior periods. Options granted under the Plan do not become exercisable until one year from the date of grant. The Stock Option Committee is empowered to grant options with different vesting provisions. Options may be exercised for cash or for the Company common stock at its fair market value on date of exercise. If the employment of a person holding an option is terminated for any reason other than death, total permanent disability or retirement, the option terminates.

         If the Plan is approved by the Shareholders, the Compensation Committee will administer the Plan. The Committee will evaluate the duties of employees and their present and potential contributions to the Company and such other factors as it deems relevant in determining key persons to whom options will be granted and the number of shares covered by such grants. All employees of the Company are eligible to be considered by the Committee for the grant of options.

         Persons who receive options incur no federal income tax liability at the time of grant.

         Persons exercising Non-Qualified Options recognize taxable income and the Company has a tax deduction at the time of exercise to the extent of the difference between market price on the day of exercise and the exercise price.

          Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deduction.

         The affirmative vote of a majority of votes cast at the meeting is required to approve the adoption of the Plan.

Election of Directors
---------------------

         The Company's Code of Regulations requires that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board of Directors has established a board consisting of six directors.

         The Board is nominating for reelection all current Directors namely, Burton D. Morgan, John C. Court, John D. Littlehale, David H. Pease, Jr., Lorrence T. Kellar, and Louis M. Perlman. Pursuant to the terms of the Company's Series A Convertible Preferred Stock, (the "Series A Preferred"), the holders of the Series A Preferred are entitled to elect one member to the Company's Board of Directors. Mr. Perlman was elected to the Board of Directors in May, 1996 as the Board designee of the holders of the Series A Preferred, and has been nominated for reelection by the holders of the Series A Preferred as the designee of the Series A Preferred. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting.

         In voting to elect directors, shareholders are not entitled to cumulate their votes.

         Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Ratification of Appointment of Accountants
------------------------------------------

         Effective March 1, 1996, the Company, through the action of its audit committee, engaged Grant Thornton LLP as the Company's independent auditors for the fiscal year ended March 31, 1996. The Company informed its previous accountants, Arthur Andersen LLP, of its dismissal on March 1, 1996.

         In connection with the audits of the two fiscal years ending April 2, 1995 and during subsequent interim periods through March 1, 1996, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their report, except as follows. In connection with Arthur Andersen LLP's report dated June 28, 1995, which is more fully described below, the Company and Arthur Andersen LLP disagreed as to the extent of modifications that would be appropriate to the Company's then existing bank loan covenants so to enable the Company to comply with such covenants during fiscal 1996 as well as cure the then existing events of noncompliance. The disagreement was resolved to the satisfaction of Arthur Andersen LLP. Arthur Andersen LLP discussed the subject matter of the disagreement with the Company's management and members of the Company's Audit Committee and Board of Directors. The Company has authorized Arthur Andersen LLP to respond fully to the inquiries of Grant Thornton, LLP concerning the subject matter of the disagreement.

         The reports of Arthur Andersen LLP on the consolidated financial statements for the two fiscal years ended April 2, 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the report dated June 28, 1995 contained the following statement:

         As discussed in Notes 1 and 3 to the financial statements, the Company has suffered recurring losses from operations, is in violation of certain loan covenants that give the lenders the right to accelerate the due date of their loans, and has a net working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern.

         Although not required by law, the Board is seeking shareholder ratification of its selection of Grant Thornton LLP. An affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton LLP at least through fiscal 1998. Representatives of Grant Thornton LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Other Matters
-------------

         Any other matters considered at the meeting including adjournment will require the affirmative vote of a majority of shares voting.

Voting by Proxy
---------------

         All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees for Directors proposed by the Board of Directors, "FOR" the adoption of the 1997 Stock Option Plan and "FOR" ratification of the selection of independent public accountants.

         If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals
---------------------

         Shareholders who desire to have proposals included in the Notice for the 1998 Shareholders' Meeting must submit their proposals to Multi-Color at its offices on or before February 28, 1998.

Directors and Executive Officers
--------------------------------

         The directors and executive officers of Multi-Color as of June 16, 1997 are:

                                                                                                  Common Stock
                                                                                              Beneficially Owned(1)

            Name and Age                              Position                            Amount              Percentage
            ------------                              --------                            ------              ----------
Burton D. Morgan(2)                              Director                                 383,947                 16.8%
81

John C. Court(2)(3)(7)                           President, Chief                         577,433                 24.0%
55                                               Executive Officer
                                                 and Chairman of
                                                 the Board of
                                                 Directors

John D. Littlehale(2)                            Vice President of                        190,306                  8.3%
43                                               Manufacturing, Secretary and
                                                 Director

Lorrence T. Kellar(3)(4)(5)                      Director                                  45,352                  2.0%
59
David H. Pease, Jr.(3)(4)(5)                     Director                                  42,352                  1.8%
68

Louis M. Perlman(2)(4)(5)(6)                     Director                                 531,000                 18.9%
50

William R. Cochran                               Vice President,                           12,250                   *
44                                               Chief Financial
                                                 Officer

John R. Voelker                                  Vice President of                         90,674                  4.0%
54                                               Sales & Marketing

All Executive Officers and                                                              1,873,314                 61.7%
Directors as a group (Eight
Persons)

---------------------------------
1. Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan - 7,000 shares, Mr. Court - 128,500 shares, Mr. Littlehale - 40,800 shares, Mr. Kellar - 21,000 shares, Mr. Pease - 21,000 shares, Mr. Perlman - 6,000 shares, Mr. Cochran - 9,750 shares and Mr. Voelker - 2,500 shares.
2.       See "Principal Shareholders"
3. Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock issuable upon exercise of the Company's Series B Convertible Preferred Stock: Mr. Court - 39,730 shares, Mr. Littlehale - 13,240 shares, Mr. Kellar - 19,860 shares and Mr. Pease - 19,860 shares.
4.       Audit Committee Member
5.       Compensation Committee Member
6. Mr. Perlman is the co-manger of Label Venture Group LLC. Except through his 18.9% equity interest in Label Venture Group LLC and certain management fees payable by Label Venture to Mr. Perlman, Mr. Perlman disclaims beneficial ownership of the securities held of record by Label Venture Group LLC.
7. Includes 80,000 shares beneficially owned pursuant to the Deferred Compensation Agreement.

*        Less than 1%

         Mr. Morgan served the Company as Chairman of the Board of Directors of the Company from 1985 through August, 1996. Mr. Morgan has been President of Basic Search, Inc., an Ohio-based venture capital firm, since its founding in 1977. Mr. Morgan founded two companies which produce adhesive label stock. Mr. Morgan continues to serve as a director of one of these companies, Morgan Adhesives, Inc.

         Mr. Court has served the Company as President and Chief Executive Officer and as a Director since 1985. Mr. Court was appointed Chairman of the Board of Directors of the Company in August, 1996. Prior to forming Multi-Color Corporation and since 1982, Mr. Court had been a Vice President-Corporate Finance of Gradison & Co., Inc., a Cincinnati-based investment banking firm. Prior to 1982, Mr. Court was Chief Financial Officer of N-Ren Corporation, a private chemical company, for six years and was a Vice President of First National Bank of Chicago for three years.

         Mr. Littlehale joined the Company as Secretary/Treasurer in 1985. In 1992, Mr. Littlehale was appointed Vice President Corporate Quality, in November 1993, Vice President and General Manager Multi-Color Graphics, and in June, 1995, Vice President of Manufacturing. Mr. Littlehale has been a Director of the Company since 1985.

         Mr. Kellar was appointed a Director of the Company in January 1988. Mr. Kellar has been Vice President, Real Estate of Kmart Corporation since April, 1996. Prior to that time, he served as Group Vice President of The Kroger Co., having joined the company in 1965. His prior positions with The Kroger Co. included Vice President of Corporate Development and Vice President-Treasurer.

         Mr. Pease has served as a Director of the Company since March 1987. He is the Chairman and Chief Executive Officer of Pease Industries, Inc., a Cincinnati-based manufacturer of residential building products and has held these positions since 1980.

         Mr. Perlman was elected to the Company's Board of Directors in May, 1996 as the Board representative of the Series A Preferred. Mr. Perlman started as a consultant to the metals and minerals industry and subsequently expanded into real estate and other investments, including a group of trade publications specializing in the chemical industry which included Chemical Week. For over five years, Mr. Perlman has been the President of Lazam Partners Ltd, which invests in real estate.

         Mr. Cochran was appointed Vice President, Chief Financial Officer of the Company in June of 1994. Prior to joining Multi-Color, Mr. Cochran was Chief Financial Officer of AluChem, Inc. from 1990 to 1994. From 1986 to 1990, Mr. Cochran was employed in various accounting functions for Libbey Owens Ford.

         Mr. Voelker was appointed Vice President of Sales and Marketing of the Company in June of 1995. Prior to that time Mr. Voelker served as the Company's Vice President National Accounts from 1992 to 1995 and Vice President Multi-Color Graphics from 1989 to 1992.

Board and Committee Actions
---------------------------

         The Board of Directors met eight times during fiscal 1997 and took no actions in writing.

         The Audit Committee is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between the Company and its outside accountants. This committee was established in June of 1988 and met three times in fiscal 1997. The Compensation Committee is responsible for establishing compensation levels for management. The Compensation Committee met three times during fiscal 1997. The Board of Directors does not have a nominating committee.

         Directors who are not employees for the Company receive a $5,000 annual retainer, non-qualified options to purchase 2,000 shares per year for serving as a Director plus $1,000 for each meeting attended. Committee members receive 2,000 non-qualified stock options per year per committee, up to a total of 3,000 non-qualified stock options per fiscal year. Directors who are employees of the Company are not separately compensated for serving as Directors.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

Executive Compensation Policies
-------------------------------

         The Company's policies on executive compensation are designed to encourage and motivate its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives.

         The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is "performance-based" and approved by the shareholders. The Committee does not believe any action is required by the Company or its shareholders in order for the compensation paid to its executive officers to meet the requirements for deductibility.

Salaries
--------

         The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by the Company from a local consultant. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

         Salary levels and adjustments targeted are the average of the reported ranges. In establishing current salaries, the Committee took into account the Company's recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow the Company to compete in the marketplace for executive talent. In addition, the Committee did not compare the Company's executive compensation with the levels of compensation paid by companies in the Media General NASDAQ Market Index or the Media General MG Industry Group 093-Printing Index, nor did the Committee attempt to correlate executive compensation levels with the Company's relative performance as shown in the financial performance graph contained in this Proxy Statement.

         With respect to the salary paid to Mr. Court, the Committee utilized the salary data, Company performance and the other factors described above. In addition, the committee evaluated Mr. Court's ability to develop and implement strategic plans for company growth and profitability. The Committee determined that his salary is appropriate in light of these factors.

Annual Bonuses
--------------

         In its consideration of annual bonus awards, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component.

Stock Options
-------------

         The Company's 1985 and 1997 Stock Option Plans are the principal means by which long-term incentive compensation is provided for key officers and employees of the Company and the interests of these persons are brought more closely into tandem with the interests of shareholders. The Plans are administered by a committee comprised of outside directors Pease (Chairperson), Kellar, and Perlman who also serve on the Compensation Committee as well.

         The Company's policies on executive compensation are applicable to the Stock Option Committee, and all decisions regarding the number, pricing, timing and the recipients of stock option grants are coordinated with the Compensation Committee. The Stock Option Committee does not attempt to correlate the award of stock options with practices followed by other comparable companies.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEES, LORRENCE T. KELLAR, LOUIS M. PERLMAN, AND DAVID H. PEASE, JR. (CHAIRPERSON)

         The following table sets forth the compensation paid by Multi-Color for fiscal years 1997, 1996 and 1995 to its Chief Executive Officer and Executive Officers whose compensation in fiscal year 1997 was in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                                                                Compensation
                                            Annual Compensation                                    Awards

Name and                                                              Other Annual         Securities Underlying       All Other
Principal Position             Year      Salary          Bonus       Compensation(2)             Options (#)        Compensation(1)
------------------             ----      ------          -----       ---------------             -----------        ---------------
John C. Court                  1997       $200,004      $68,720          $49,710                   12,500                $9,069
President                      1996        188,335       45,000           33,500                   25,000                53,750
Chief Executive                1995        200,004        -0-             30,000                     -0-                 37,976

John D. Littlehale             1997       $100,000      $17,180          $13,348                    5,000                $3,729
Vice President                 1996         94,177       25,000            8,500                   10,000                 2,825
Manufacturing, Secretary       1995         86,883        -0-              7,300                     -0-                  2,606

John R. Voelker                1997       $100,000      $17,180          $11,061                     -0-                 $3,729
Vice President                 1996         93,893       25,000            2,700                   10,000                 2,817
Sales and Marketing            1995         92,832        -0-              -0-                       -0-                  2,785

William R. Cochran             1997        $90,000      $15,462           $9,825                    2,500                $3,319
Vice President                 1996         84,174       21,250            2,300                    5,000                 2,945
Finance/CFO                    1995(3)      72,242       14,000            -0-                     17,500                 1,376


1. All other compensation includes the Company's contribution to the Multi-Color 401(k) profit sharing retirement savings plan (the "Retirement Plan"), the Multi-Color Corporation 1987 Employee Stock Purchase Plan and interest earned through the deferred compensation plan. Fiscal 1997 amounts are comprised of the Company's contributions under the Retirement Plan of $4,683 for Mr. Court; $3,729 for Mr. Littlehale; $3,729 for Mr. Voelker; and $3,319 for Mr. Cochran and interest on deferred compensation of $4,386 for Mr. Court.

2. The Company has established a supplemental retirement program for key executives based on a percentage of the executive's salary. The percentage ranges 8% to 15% of compensation. In fiscal 1997, Mr. Court received $49,710; Mr. Littlehale received $13,348; Mr. Voelker received $11,061; and Mr. Cochran received $9,825 representing a percentage of salary plus accrued interest under this plan.

3. Mr. Cochran was employed by the Company for 10 months during fiscal year 1995.

         The Company maintains stock option plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board of Directors at the time of the grant. All outstanding options generally have either six year or five year terms and vest twenty percent over five years in the case of six year options and twenty-five percent per year over four years in the case of five year options.

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                                                                                Potential Realized Value of Assumed
                                                                                                 Annual Rates of Price Appreciation
                                    % of Total Options                                                    for Option Term
                                        Granted for                                             -----------------------------------
                       Options           Employees          Exercise Price      Expiration
Individual Grants      Granted         in Fiscal Year        ($/Per Share)         Date              5%                  10%
-----------------      -------         --------------        -------------         ----              --                  --

John C. Court           12,500              55%                  $6.00           12/4/2006           $46,750            $118,875
John D. Littlehale       5,000              22%                  $6.00           12/4/2006           $18,700            $ 47,550
William R. Cochran       2,500              11%                  $6.00           12/4/2006           $ 9,350            $ 23,775

         No options were exercised during the last fiscal year by any of the individuals named in the above compensation table.

Performance Graph
-----------------

         The following performance Graph compares the Company's cumulative total shareholder return from March 28, 1992 through March 30, 1997, to that of the Media General NASDAQ Market Index, a broad market index, and Media General MG Industry Group 093 - Printing, an index of printing industry peer companies.

         The Graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on March 28, 1992 and that all dividends were reinvested. Stock price performances shown in the Graph are not indicative of future price performances. This data was furnished by Media General Financial Services.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG MULTI-COLOR CORPORATION,
                          MEDIA GENERAL NASDAQ MARKET
                           INDEX AND MEDIA GENERAL MG
                          INDUSTRY GROUP 093--PRINTING

                                                                         Media General                 Media General MG
Measurement Period                            Multi-Color                Nasdaq Market                  Industry Group
(Fiscal Year Covered)                         Corporation                    Index                       093-Printing
---------------------                         -----------                -------------                 ----------------
            Measurement Pt.

               03/29/92                         $100.00                     $100.00                         $100.00

               03/28/93                           91.89                      111.91                          113.86

               04/03/94                          108.11                      129.33                          106.78

               04/02/95                           43.24                      137.21                          118.60

               03/31/96                           48.65                      184.56                          140.33

               03/30/97                           62.16                      206.47                          150.61

Certain Transactions
--------------------

         On May 2, 1996, Label Venture Group LLC, a Delaware limited liability company of which Louis M. Perlman is a co-manager, purchased 52,500 shares of the Company's Series A Preferred for an aggregate purchase price of $2,625,000. Each share of Series A Preferred is immediately convertible into ten shares of the Company's Common Stock. The Series A Preferred bears a preferred dividend of $4.25. The Company has the right to redeem the Series A Preferred starting in May, 1998. The holders of the Series A Preferred have the right to elect one member to the Company's Board of Directors. Additionally, if the Company defaults in the payment of dividends for four full quarters, the holders of the Series A Preferred have the right to elect two additional members to the Company's Board of Directors.

         During 1992 the Company established a supplemental retirement plan for key executives which allows the Company to extend a maximum of $300,000 in loans to such employees with a maximum of $100,000 to any one individual. At March 30, 1997, and March 31, 1996, a $100,000 loan at no interest was outstanding under this program from John C. Court.

         On May 1, 1996, the Company granted, and John C. Court exercised, the right to convert $485,800 of deferred compensation owing and accruing to him under the July 1995 deferred compensation agreement into shares of Multi-Color stock to be held in a rabbi trust. This conversion was made at a stock value of $5 per share which resulted in 97,160 shares being transferred into the rabbi trust. As required under Generally Accepted Accounting Principles, the assets of the trust are consolidated with the Company and accordingly, a deferred compensation liability remains recorded on the books of the Company. Such action was approved by the Board of Directors on May 1, 1996.

                                 OTHER MATTERS

         Multi-Color is not aware of any other matters to be presented at the meeting other than those specified in the notice.

         By order of the Board of Directors.


                                                              John D. Littlehale
                                                              Secretary


                                                              July 3, 1997

                                   EXHIBIT A

                            MULTI-COLOR CORPORATION

                                      1997

                               STOCK OPTION PLAN

                                  ARTICLE (1)

                                   OBJECTIVES

         Multi-Color Corporation has established this Stock Option Plan effective April 17, 1997, as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Multi-Color's objectives and to encourage ownership of Multi-Color Common Stock by employees.

                                  ARTICLE (2)

                                  DEFINITIONS

         (a) For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

                  (i)   "Code" means the Internal Revenue Code of 1986.

                  (ii) "Date of Exercise" means the date on which Multi-Color Corporation has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Multi-Color Corporation pursuant to Section 7.2 hereof.

                  (iii) "Date of Grant" means the date on which the Committee makes an award of an Option.

                  (iv) "Eligible Employee" means any individual who performs services for Multi-Color Corporation and is treated as an Employee for federal income tax purposes.

                  (v)   "Effective Date" means April 17, 1997.

                  (vi) "Fair Market Value" means the average of the closing bid and asked prices for a Share reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading date prior to a specified date.

                  (vii) "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

                  (viii) "Multi-Color Corporation" means Multi-Color Corporation and any subsidiary of Multi-Color Corporation, as the term "subsidiary" is defined in Section 424(f) of the Code.

                  (ix) "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

                  (x) "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

                  (xi) "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

                  (xii) "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (xiii) "Plan" means this 1997 Option Plan as it may be amended.

                  (xiv) "Share" means one share of the Common Stock of Multi-Color Corporation.

                                  ARTICLE (3)

                                 ADMINISTRATION

         (a) The Plan shall be administered by a committee designated by the Board of Directors of Multi-Color Corporation. The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter. Notwithstanding the foregoing, to the extent Ohio law permits, the Committee may be comprised of two or more such directors.

         (b) Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

                  (i) Grant Options on such terms and conditions consistent with this Plan as the Committee shall determine;

                  (ii) Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

                  (iii) Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

         (c) Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         (d) No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by Multi-Color Corporation for any liability and expenses which may occur from any claim or cause of action.

                                  ARTICLE (4)

                             SHARES SUBJECT TO PLAN

         (a) The number of Shares that may be made subject to Options granted under the Plan is 250,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

         (b) The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Multi-Color Corporation is 50,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                  ARTICLE (5)

                              GRANTING OF OPTIONS

         The Committee may, from time to time, prior to April 17, 2002, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                  ARTICLE (6)

                                TERMS OF OPTIONS

         (a) Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

         (b) If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Multi-Color Corporation, or within 90 days after termination of employment for any reason other than cause, or retires after age 55 through a plan of retirement acceptable to Multi-Color Corporation, all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment.

         (c) In the event of the dissolution or liquidation of Multi-Color Corporation or any merger, other than a merger for the purpose of the redomestication of Multi-Color Corporation not involving a change in control, consolidation, exchange or other transaction in which Multi-Color Corporation is not the surviving corporation or in which the outstanding Shares of Multi-Color Corporation are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

         (d) All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of Multi-Color Corporation occurs. For purposes of this Agreement, a "change in control of Multi-Color Corporation" shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Multi-Color Corporation or (ii) John C. Court or any member of his family, becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Multi-Color Corporation representing 30% or more of the combined voting power of Multi-Color Corporation's then outstanding securities; or (b) during any period of one year after January 1, 1997, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Multi-Color Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         (e) Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Multi-Color Corporation or to interfere in any way with the right of Multi-Color Corporation to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Multi-Color Corporation, the Option shall not be affected by any change of the employee's duties or position.

                                  ARTICLE (7)

                              EXERCISE OF OPTIONS

         (a) Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Multi-Color Corporation, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

         (b) An Option may also be exercised by delivering a written notice of exercise to Multi-Color Corporation, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Multi-Color Corporation.

                                  ARTICLE (8)

                            PAYMENT OF OPTION PRICE

         (a) In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

         (b) Payment through tender of Shares may be made by instruction from the Optionee to Multi-Color Corporation to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                  ARTICLE (9)

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

         (a) The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

         (b) Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

                  (i) At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Multi-Color Corporation, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Multi-Color Corporation, then:

                        (1) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

                        (2) The term of the Option shall not be greater than five years from the Date of Grant.

                  (ii) The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Multi-Color Corporation shall not exceed $100,000.

         (c) If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                  ARTICLE (10)

                           TRANSFERABILITY OF OPTION

         During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

         Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                  ARTICLE (11)

                             TERMINATION OF OPTIONS

         (a)      An Option will terminate as follows:

                  (i)  Upon exercise or expiration by its terms.

                  (ii) Options shall terminate immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of Multi-Color Corporation. Cause is defined as including, but not limited to, theft of or intentional damage to Multi-Color Corporation property, intentional harm to its reputation, material breach of the optionee's duty of fidelity to Multi-Color Corporation, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Multi-Color Corporation policies, or trading in shares for personal gain based on knowledge of Multi-Color Corporation's activities or results when such information is not available to the general public.

                  (iii) If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between Multi-Color Corporation and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, Multi-Color Corporation may void the Option and its exercise. Any such actions by Multi-Color Corporation shall be in addition to any other rights or remedies available to Multi-Color Corporation in such circumstances.

                  (iv) If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Multi-Color Corporation, or within ninety (90) days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Section 10.

                  (v) If the grantee of a Nonqualified Option retires after age 55 through a plan of retirement acceptable to Multi-Color Corporation, such Option may be exercised at any time within two years after the date of termination of employment.

                  (vi) In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Multi-Color Corporation shall not be deemed to be termination of employment.

         (b) The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

         (c) Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, his beneficiaries heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                  ARTICLE (12)

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

         (a) In the event of changes in the outstanding Common Stock of Multi-Color Corporation as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

         (b) The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

                                  ARTICLE (13)

                               OPTION AGREEMENTS

         (a) All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

         (b) Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                  ARTICLE (14)

                        AMENDMENT OR TERMINATION OF PLAN

         (a) The Board of Directors of Multi-Color Corporation may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Multi-Color Corporation shall, without further approval of the shareholders of Multi-Color Corporation:

                  (i)  Change the definition of Eligible Employees;

                  (ii) Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Multi-Color Corporation during any fiscal year;

                  (iii) Cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or

                  (iv) Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

         (b) No amendment or termination of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

         (c) This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this
Article 14; provided, however, that it shall otherwise terminate and no options shall be granted five years after the Effective Date.

                                  ARTICLE (15)

                                 EFFECTIVE DATE

         This Plan shall become effective as of April 17, 1997, having been adopted by the Board of Directors of Multi-Color Corporation on such date, subject to approval by shareholders at the 1997 Annual Shareholders' Meeting.

                                  ARTICLE (16)

                                 MISCELLANEOUS

         (a) Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Multi-Color Corporation shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

         (b) Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Multi-Color Corporation be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Multi-Color Corporation with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until Multi-Color Corporation, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Multi-Color Corporation securities may then be listed as well as any other requirements of law.

                            MULTI-COLOR CORPORATION

     The undersigned hereby appoints JOHN C. COURT and JOHN D. LITTLEHALE, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on August 14, 1997, at 12 noon Eastern Time at the offices of the Corporation, 205 West Fourth Street, Cincinnati, Ohio 45202 and any adjournments of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

     1. Authority to elect as directors the six (6) nominees listed below.

                   [ ]    FOR             [ ] WITHHOLD AUTHORITY

     BURTON D. MORGAN, JOHN C. COURT, JOHN D. LITTLEHALE, DAVID H. PEASE, JR., LORRENCE T. KELLAR AND LOUIS M. PERLMAN.

     WRITE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE
     IS WITHHELD
                -----------------------------------------------

     2. Approval of the adoption of the 1997 Stock Option Plan as approved by the Board of Directors on April 17, 1997.

                   [ ]    FOR        [ ]    AGAINST       [ ]     ABSTAIN

     3. Ratification of the appointment of Grant Thornton LLP as independent public accountants for fiscal 1998.

                   [ ]    FOR        [ ]    AGAINST       [ ]     ABSTAIN

     THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

       (This proxy is continued and is to be signed on the reverse side)

Multi-Color Corporation
c/o Corporate Trust Services
Mail Drop 1090FS
38 Fountain Square Plaza
Cincinnati, OH 45263


                                      Date:                          , 1997
                                           --------------------------


                                      -------------------------------------


                                      -------------------------------------

                                      (IMPORTANT:Please sign exactly as name
                                      appears hereon indicating, where proper, official position as representative capacity. In the case of joint holders, all should sign.)
                                      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                      BOARD OF DIRECTORS